Exhibit 10.1

AMENDMENT NO. 2 TO THE LOAN CONVERSION AGREEMENT

THIS AMENDMENT NO. 2 TO LOAN CONVERSION AGREEMENT (this “Amendment”) is made and entered into as of November 13, 2015, by and between Flux Power Holdings, Inc., a Nevada corporation (“Flux Holdings”), Flux Power, Inc., a California corporation (“Flux Power” and together with Flux Holdings, the “Company”) and Esenjay Investments, LLC (“Esenjay” and together with the Company, the “Parties”) to be effective as of September 3, 2015. This Amendment amends the Loan Conversion Agreement between the Company and Esenjay dated September 3, 2015 (the “Original Agreement”), as amended by that certain Amendment to the Loan Conversion Agreement dated October 6, 2015 (the “First Amendment”). All capitalized terms used and not defined in this Amendment shall have the meaning ascribed to them in the Original Agreement and the First Amendment.

RECITALS

WHEREAS, on September 3, 2015, the Company and Esenjay entered into the Original Agreement pursuant to which Flux Power agreed to issue 51,171,025 shares of its common stock (based on $0.04 per share) (the “Shares”) in exchange for the cancellation of a total principal amount of $2,000,000 (“Principal Amount”) outstanding debt (total Esenjay outstanding debt was $2,200,000 at September 3, 2015) under the Secondary Revolving Promissory Note, the Bridge Loan Promissory Note and the Unrestricted Line of Credit (collectively, the “Loan Agreements”), with Esenjay, plus $46,841 in accrued and unpaid interest on such Principal Amount as of September 3, 2015.

WHEREAS, on October 6, 2015, the Company and Esenjay entered into the First Amendment pursuant to which the Company granted Esenjay the right to convert additional amounts to be borrowed under the Loan Agreements into shares of its common stock at the conversion price equal to the future offering price of its shares (“Conversion Right”).

WHEREAS, the Original Agreement as amended by the First Amendment has triggered an unintended accounting treatment of the Conversion Right, and the Parties desire to amend the Original Agreement a second time to rescind Esenjays’ right to convert additional amounts to be borrowed under the Loan Agreements at a conversion price equal to the future offering price of Company’s shares.

WHEREAS, the Parties now wish to amend Section 1.1 of the Original Agreement, as amended, to be effective as of September 3, 2015, to properly reflect the intent of the Parties regarding the Conversion Right.

AGREEMENT

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.           Amendment. Section 1.1 of the Original Agreement, as amended by the First Amendment, is hereby further amended by substituting the following provision for such Section 1.1 in its entirety:

“1.1 Debt Conversion. Esenjay hereby agrees and acknowledges that as of September 3, 2015, Company had principal amount of $2,200,000 of debt outstanding under the Loan Agreements, of which only $2,000,000 is convertible into shares of Common Stock (“Shares”) at a conversion price of $0.04 per share (“Debt Conversion”).”

2           Clarification. Esenjay hereby acknowledges and confirms that except as set forth in Section 1.1 of the Original Agreement, as amended by this Amendment, it does not have a right to convert additional amounts to be borrowed under the Loan Agreements at a conversion price equal to the future offering price of Company’s shares or at $0.04 per share.

3.           Ratification of Original Agreement. The Original Agreement and Loan Agreements, as expressly amended hereby, is ratified and affirmed by the Company and Esenjay, and remains in full force and effect.

4.           Survival. All representations, warranties, covenants, indemnifications and obligations set forth in the Original Agreement (as amended hereby), this Amendment and all agreements, certificates and instruments delivered in connection therewith or herewith shall survive the execution and delivery of this Amendment and shall remain in full force and effect in accordance with their respective terms to the extent provided in the Original Agreement (as amended hereby), this Amendment and all agreements, certificates and instruments.

4.           Counterparts. This Amendment may be executed in any number of counterparts, all of which together shall constitute one instrument.

ESENJAY:		COMPANY:

Esenjay Investments, LLC		Flux Power Holdings Inc.

By:	/s/ Michael Johnson	By:	/s/ Ronald F. Dutt
Name:	Michael Johnson, Manager	Name:	Ronald F. Dutt
		Title:	CEO

Flux Power, Inc.

Address:	500 N. Water Street, Suite 1100S	By:	/s/ Ronald F. Dutt
Corpus Christi, Texas 78401
		Name:	Ronald F. Dutt
		Title:	CEO